Exhibit 23



             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




    As independent public accountants, we hereby consent to the incorporation of our report dated February 22, 1994, related to the 1993 consolidated financial statements of PSI Resources, Inc., included in this Form 8-K, into The Cincinnati Gas & Electric Company's previously filed Registration Statement File Nos. 33-38396, 33-45116, 33-45133, 33-45134, 33-50443 and 33-52335.




                                    ARTHUR ANDERSEN & CO.




Indianapolis, Indiana,
June 15, 1994.

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